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                                                                    Exhibit 10.1



          EMPLOYMENT AGREEMENT, dated as of June 2, 1997, between Physician Support Systems, Inc., a Delaware corporation (the "Company"), and James M. Drinkwater (the "Employee").

          The Company desires to employ Employee, and Employee desires to be employed by the Company, on the terms and subject to the conditions set forth herein.

          Based upon the mutual covenants and consideration set forth herein, the sufficiency of which is hereby acknowledged, the parties agree as follows:

          Section 1.  Position and Responsibilities.
                      -----------------------------

               1.1.   Scope.  During the Employment Period (defined below),
                      -----
Employee shall serve in an executive capacity as the President and Chief Operating Officer of the Company. In such capacity, Employee shall be responsible for performing such functions and undertaking such responsibilities as may be delegated to him by the Board of Directors of the Company (the "Board") and as are customarily associated with Employee's position (collectively, the "Services"). During the Employment Period, in the performance of the Services, Employee shall report to and be subject to the authority of the Board.

               1.2.   Performance.  (a)  During the Employment Period, Employee
                      -----------
will render the Services in conformity with professional standards, in a prudent and workmanlike manner and in a manner consistent with the obligations imposed on officers of corporations under applicable law. Employee shall promote the interests of the Company and its subsidiaries in carrying out Employee's duties and shall not deliberately take any action which could, or fail to take any action which failure could, reasonably be expected to have a material adverse effect upon the business of the Company or any of its subsidiaries or any of their respective affiliates.

                      (b) Employee shall, to the same extent as other executive officers of the Company, be indemnified from any and all liabilities (including reasonable attorney's fees and costs) incurred by reason of the fact that on and after the date hereof Employee is an employee of the Company; provided that such indemnity shall be pursuant to the Company's certificate of incorporation and bylaws. To the same extent as other executive officers of the Company, Employee shall as an officer of the Company be covered by liability insurance against liabilities as to which Employee is permitted to be indemnified by the Company's certificate of incorporation or bylaws.

          Section 2.  Term.  The term of employment of Employee by the Company
                      ----
pursuant to this Agreement shall commence upon the date of this Agreement (the "Commencement Date") and end on December 31, 1999, subject to any termination under Section 6 or any extension under Section 9 (such term, as so terminated or extended, being referred to herein as the "Employment Period").
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          Section 3.  Compensation.
                      ------------

               3.1.   Salary.  As compensation for the Services, the Company
                      ------
shall pay to Employee an annual base salary of $190,000 during each year of the Employment Period, payable in equal installments in accordance with the Company's normal payroll practices (the "Salary"). The Board shall annually review Employee's and the Company's performance during the preceding year and, in its sole discretion, may award Employee a bonus for such preceding year in an amount up to $35,000.

               3.2.   Stock Options.  As additional compensation for the
                      -------------
Services, Employee shall be entitled to receive an option to purchase 100,000 shares of the Company's common stock, par value $.001 per share, in accordance with and subject to the terms of the Company's Amended and Restated 1996 Stock Option Plan and the Stock Option Agreement entered into by Employee in connection with such option.

               3.3.   Reimbursement.  Pursuant to the Company's standard
                      -------------
reimbursement policies, the Company shall reimburse Employee for all reasonable out-of-pocket expenses incurred by Employee directly related to the performance by Employee of the Services. Employee shall account for such expenses in accordance with the Company's reasonable record-keeping requirements.

          Section 4.  Employee Benefits.  During the Employment Period, Employee
                      -----------------
shall be eligible for the employee benefits (including, without limitation, medical coverage) generally provided by the Company to its senior management employees. The Company reserves the right to expand, restrict, designate or eliminate the benefits provided to Employee so long as such expansion, restriction, designation or elimination applies generally to all of the Company's senior management employees. Employee shall be entitled to vacations consistent with the Company's vacation policy for senior management employees.

          Section 5.  Non-Competition; Non-Disclosure.
                      -------------------------------

               5.1.   Clients.  Employee recognizes and acknowledges that, after
                      -------
the Commencement Date, (a) all clients and/or accounts serviced by the Company, or any of its subsidiaries or any other affiliates of the Company (hereinafter collectively, "affiliates"), Employee or the Company's or its affiliates' other employees during Employee's employment with the Company, including all clients and/or accounts acquired due to Employee's efforts during the term of Employee's employment with the Company, are the clients and accounts of the Company or its affiliates, as the case may be (collectively, "Existing Accounts"), and (b) all businesses or individuals who (i) have been contacted by Employee, the Company, or any of its affiliates with a view toward having such business or entity retain the Company or any of its affiliates to provide services or (ii) are known to Employee as a result of his employment with the Company are prospective clients and accounts of the Company or its affiliates, as the case may be (collectively, "Prospective Accounts," and, with Existing Accounts, "Client Accounts").

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               5.2.   Non-Disclosure.  (a)  Except as provided in this Section
                      --------------
5.2, Employee shall not, during or after the Employment Period, disclose any confidential or proprietary information of the Company or any of its affiliates to any person, firm, corporation, association or other entity for any reason or purpose whatsoever (other than to the Company, its affiliates, or officers or employees thereof and then only in the normal course of business on a need to know basis after Employee has received assurances that the confidential or proprietary information shall be kept confidential), nor shall Employee make use of any such confidential or proprietary information for his own purpose or for the benefit of any person, firm, corporation or other entity, except the Company or its affiliates. As used herein, the term "confidential or proprietary information" means all information which is or becomes known to Employee and relates to matters such as trade secrets, research and development activities, business or financing plans, acquisition opportunities, computer software, books and records, customer or potential customer lists (including, without limitation, any list of Client Accounts or any part thereof), vendor lists, suppliers, distribution channels, pricing information and private processes as they may exist from time to time; provided that the term "confidential or proprietary information" shall not include information that is or becomes generally available to the public (other than as a result of a disclosure in violation of this Agreement by Employee or a person who received such information from Employee).

                      (b) If Employee is requested or required by law or judicial order to disclose any confidential or proprietary information, Employee shall provide the Company with prompt notice of any such request for such information or requirement so that the Company may seek an appropriate protective order or waiver of Employee's compliance with the provisions of this clause. Employee will not oppose action by, and will cooperate with, the Company to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the confidential or proprietary information. During the Employment Period, and for matters arising from events or circumstances occurring during the Employment Period, the Company will provide for the defense of matters arising under this provision.

                      (c) Employee agrees that Employee will promptly and fully disclose to the Company (i) all inventions, ideas, trade secrets or know-how (whether patentable or copyrightable or not) made or conceived by Employee (either solely or jointly with others) during the Employment Period and which shall in any way relate to the business conducted or contemplated to be conducted by the Company or any of its affiliates; and (ii) all tangible work product (whether in the nature of developed ideas, know-how, trade secrets and similar intellectual property) and inventions (whether patentable or copyrightable or not) made or conceived by Employee (either solely or jointly with others) during the Employment Period which relates in any way to the business conducted or contemplated to be conducted by the Company or any of its affiliates; and all such inventions, ideas, trade secrets and know-how shall be and remain the sole and exclusive property of the Company. At the request of the Company, Employee shall, during the Employment Period, without charge to the Company, but at the expense of the Company, assist the Company in any reasonable way to vest in it title to all such inventions, ideas, trade secrets and know-how and to obtain any patents, trademarks or copyrights thereon in all countries throughout the world. In this regard, Employee shall execute

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and deliver any and all documents that the Company may reasonably request, including applications for patents, copyrights and assignments thereof.

               5.3.   Restrictive Covenant.  Employee hereby acknowledges and
                      --------------------
recognizes (i) that, during his employment by the Company, Employee will come into possession of confidential or proprietary information and (ii) the highly competitive nature of the business of the Company and its affiliates. Accordingly, Employee agrees that, in consideration of the Company's entering into this Agreement, and the premises contained herein, Employee will not, from and after the Commencement Date until (x) in the case of clause (a) below, the date which is one year after the expiration of his employment by the Company and
(y) in the case of clauses (b), (c) and (d) below, the date which is two years after the expiration of his employment by the Company, either individually or as an officer, director, owner, employee, partner, agent, principal or other agent or participant:

                      (a) directly or indirectly engage in any area where the Company or any of its affiliates may be engaged in business or about to be engaged in business, in any competitive business,

                      (b) solicit or attempt to solicit any Client Account on Employee's own behalf or on behalf of any other Person,

                      (c) associate with any Person that Does Business with a then existing or former Client Account; provided that the foregoing shall not prohibit an association with any Person if, in the aggregate, not more than five Client Accounts do business with such Person, or

                      (d) induce employees of the Company or any of its affiliates to terminate their employment with the Company or such affiliate or hire any employees of the Company or any of its affiliates to work with Employee or any Person associated with Employee.

For purposes of this Section 5.3, (i) "Does Business" means providing medical billing, accounts receivable, accounting, financial or consulting services to any Client Account, or otherwise engaging in a type of business with a Client Account which is substantially similar to the type of business engaged in by the Company or any affiliate of the Company with such Client Account and (ii) "Person" means any person, firm, corporation, association, partnership or other entity.

               5.4.   Remedies.  Employee acknowledges that the Company may
                      --------
elect to specifically enforce Section 5.1, 5.2 or 5.3 by injunctive or other equitable remedies (as provided in Section 10.4) or, in the alternative, seek damages as a result of Employee's breach of the agreements set forth in such section. Employee recognizes that the right to service each Client Account is a valuable asset of the Company and its affiliates and that the precise value of the loss of such asset may be difficult to measure in monetary sums.

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               5.5.   Emergency Medicine Business.  Notwithstanding any
                      ---------------------------
provision to the contrary in this Agreement, the parties agree that in the event of the termination of Employee's employment by the Company for any reason, other than a voluntary termination by the Employee of his employment with the Company prior to December 31, 1999, nothing in this Agreement shall prohibit the Employee upon such termination, as an owner or principal, from engaging in the business of providing services to emergency medicine physicians in the States of Georgia, Florida and North Carolina or from soliciting any emergency medicine physician in the State of Georgia, Florida or North Carolina in connection with such business; provided, in either case, that such emergency medicine physician
(a) is not at such time and has not been for a period of six months preceding the date of Employee's termination of employment with the Company an Existing Account or (b) is not a Prospective Account for whom the Company or one of its affiliates prepared a written proposal regarding prospective services, including a financial pro forma, prior to or within 30 days after the date of such termination of employment.

          Section 6.  Termination.
                      -----------

               6.1.   Death or Disability.  If the Employee should die during
                      -------------------
the Employment Period, the Employment Period shall terminate as of the date of death. If the Employee becomes unable to perform the Services reasonably satisfactorily for at least 180 consecutive days during the Employment Period due to a physical or mental disability, the Company may elect to terminate the Employment Period at any time thereafter, provided the Employee still suffers from such disability, and the Employment Period shall terminate as of the date of such election. All disabilities shall be certified by a physician reasonably acceptable to Employee and to the Company. The Employee's failure to submit to any physical examination by such physician after such physician has given reasonable notice of the time and place of such examination shall be conclusive evidence of the Employee's inability to perform his duties hereunder.

               6.2.   Cause.  The Company, at its option, may terminate the
                      -----
Employment Period and all of the obligations of the Company hereunder for Cause. For the purposes of this Agreement, the Company shall have "Cause" to terminate the Employee's employment hereunder in the event (i) the Employee has, after repeated warnings from the Board specifying the alleged dereliction, willfully or repeatedly failed or ceased to perform his duties in any material respect as provided in this Agreement (other than as a result of his incapacity due to illness or injury), (ii) of any act of fraud, misrepresentation, misappropriation, embezzlement or similar dishonest or wrongful act by the Employee, (iii) of the Employee's abuse of alcohol or any substance which materially interferes with the Employee's ability to perform services on behalf of the Company, or (iv) of the Employee's conviction for, or plea of guilty or nolo contendere to, a felony.

               6.3.   Payments in the Event of Termination.  If the Employment
                      ------------------------------------
Period is terminated or expires pursuant to Section 2 or Section 6, the Company shall pay the Employee any Salary earned to the date of such termination or expiration, as the case may be.

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               6.4.   Termination Obligations.  Upon a termination of the
                      -----------------------
Employment Period, all obligations of the Company with respect thereto shall terminate, except as specifically set forth in Section 6.3.

          Section 7.  Transition.  In the event of termination of the Employment
                      ----------
Period, Employee shall use Employee's best efforts to assist the Company in managing the transition of the Company's business affairs, including maintaining the Company's and its affiliates' professional relationship with all Client Accounts. Without limiting the generality of the foregoing, the Employee shall cooperate and assist the Company, at the Company's direction and instruction, to advise and consult regarding managerial responsibilities and to transfer such responsibilities to a successor executive officer or officers of the Company and to retain and transition each Client Account during the transition period between the receipt of notice of the termination of employment and the final day of employment.

          Section 8.  Moving Expenses.  The Company and Employee agree that
                      ---------------
Employee will relocate to Newark, New Jersey or such other location beyond the Atlanta, Georgia region as the Company and Employee may agree is necessary or appropriate in order to facilitate Employee's performance of his responsibilities under this Agreement. In the event of such a relocation, the Company shall reimburse Employee for reasonable moving expenses to relocate himself and his family to such location.

          Section 9.  Change of Control.  (a)  In the event that, at any time
                      -----------------
during the Employment Period and after the first anniversary of the Commencement Date, a Change of Control (as hereinafter defined) occurs, this Agreement may not be terminated by the Company for a period of one year following such Change of Control, and the Employment Period shall be extended for a period of one year following such Change of Control (subject to the provisions of Section 6).

                      (b) During the Employment Period and after a Change of Control, the bonus amount of $35,000 described in Section 2 of this Agreement that has not been paid as of the date of the Change of Control will become fixed and payable on each of the first and second anniversaries of the Commencement Date.

                      (c) At any time during the Employment Period following a Change of Control, Employee cannot be required to assume significantly greater responsibilities under this Agreement or have the scope of his responsibilities hereunder materially curtailed from the scope of his responsibilities before the Change of Control (recognizing however that the Company may become a subsidiary or report to a controlling Person following such a Change of Control), and Employee cannot be required, without his consent, to relocate other than as contemplated by Section 8.

                      (d) For purposes of this Agreement, "Change of Control" means (i) any event or series of events by which any Person or "group" (as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of

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Persons (other than any of the stockholders of the Company identified under the caption "Principal Stockholders" in the Company's Proxy Statement dated April 30, 1997 or their affiliates) becomes the "beneficial owner" (as such term is defined in Rule 13d-3 of the Exchange Act) of more than 50% of the total voting power of the Company's outstanding capital stock, (ii) a sale, lease, exchange or other transfer of all or substantially all of the assets of the Company to any Person (other than a wholly owned subsidiary of the Company) or "group" of Persons in one transaction or series of related transactions or (iii) a merger or consolidation of the Company with another Person or Persons with the effect that any Person or "group" of Persons (other than any of the stockholders of the Company identified in such Proxy Statement or their affiliates) holds more than 50% of the total voting power of the outstanding capital stock of the surviving entity.

          Section 10.  Miscellaneous.
                       -------------

               10.1.   Assignment; Benefit.  This Agreement is personal in its
                       -------------------
nature and the parties shall not, without the prior written consent of the other, assign or transfer this Agreement or any rights or obligations hereunder; provided that the provisions hereof shall inure to the benefit of, and be binding upon, each successor of the Company, whether by merger, consolidation or transfer of all or substantially all of its assets.

               10.2.   Notices.  All notices, requests and other communications
                       -------
to any party hereunder shall be in writing and sufficient if delivered personally or sent by telecopy (with confirmation of receipt) or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to the Company, at:

          Physician Support Systems, Inc.
          Route 230 and Eby-Chiques Road
          P.O. Box 36
          Mt. Joy, Pennsylvania 17552
          Telecopy: 717-653-0567
          Attention:  Peter W. Gilson
                      Hamilton F. Potter III

If to the Employee, at:





or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. Each such notice, request or communication shall

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

be deemed to have been given when received or, if given by mail, when delivered at the address specified in this Section 10.2 or on the fifth business day following the date on which such communication is posted, whichever occurs first.

               10.3.  Entire Agreement; Amendments and Waivers.  This Agreement
                      ----------------------------------------
represents the entire agreement between the parties with respect to the subject matter hereof and supersedes all negotiations and prior agreements. No amendment, alteration, modification, or waiver of any provision of, or consent required by, this Agreement, nor any consent to any departure herefrom, shall be effective unless it is in writing and signed by the parties hereto. Such amendment, alteration, modification, waiver or consent shall be effective only in the specific instance and for the purpose for which given.

               10.4.  Specific Performance.  In the event of a breach or
                      --------------------
threatened breach by Employee of the provisions of Section 5, the Company shall be entitled to an injunction restraining Employee from such breach. Nothing contained herein shall be construed as prohibiting the Company from pursuing any other remedies available at law or equity for such breach or threatened breach of this Agreement nor limiting the amount of damages recoverable in the event of a breach or threatened breach by Employee of the provisions of Section 5. Without limiting the generality of the foregoing, Employee acknowledges that, in the event of a breach or threatened breach by him of any of the provisions of
Section 5, the Company's damages may exceed the value of the consideration received by Employee in the Purchase.

               10.5.  Enforceability.  It is the desire and intent of the
                      --------------
parties hereto that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated to be invalid or unenforceable, such provision shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made.

               10.6.  Acknowledgment.  Employee acknowledges that Employee has
                      --------------
read this Agreement and has been afforded the opportunity to discuss and review this Agreement with the Company and/or an attorney of Employee's choice. Employee understands that execution of this Agreement and acceptance of its terms are conditions to Employee's employment with the Company.

               10.7.  Headings.  Descriptive headings are for convenience only
                      --------
and shall not control or affect the meaning or construction of any provision of this Agreement.

               10.8   Counterparts.  This Agreement may be executed in any
                      ------------
number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

               10.9.  GOVERNING LAW.  THIS AGREEMENT WILL BE GOVERNED BY, AND
                      -------------
CONSTRUED AND ENFORCED IN ACCORDANCE WITH,

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THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA, WITHOUT REGARD TO CONFLICT OF LAWS
PRINCIPLES.

               IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first written above.


                              PHYSICIAN SUPPORT SYSTEMS, INC.




                              By:  /s/ Hamilton F. Potter III
                                 ----------------------------------
                                 Name:  Hamilton F. Potter III
                                 Title:  Executive Vice President





                                   /s/ James M. Drinkwater
                              ----------------------------------
                                         James M. Drinkwater

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